SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report: (Date of Earliest Event Reported):
                          June 23, 2005 (June 21, 2005)





              AMERICAN INSURED MORTGAGE INVESTORS - SERIES 85, L.P.
             (Exact name of registrant as specified in its charter)

        California                      1-11059                  13-3257662
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)







                              11200 Rockville Pike
                            Rockville, Maryland 20852
   (Address of principal executive offices, including zip code, of Registrant)

                                 (301) 255-4743
              (Registrant's telephone number, including area code)



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Item 8.01         Other Events.

On June  21,  2005,  the  General  Partner  of  American  Insured  Mortgage
Investors - Series 85, L.P. (AIM 85 or the Partnership) issued a press release announcing that it had approved the liquidation of the Partnership's remaining assets and the dissolution and termination of the Partnership in accordance with the terms of the AIM 85 Partnership Agreement, as amended (the Partnership Agreement). Unitholder approval of the liquidation, dissolution and termination of AIM 85 is not required under the terms of the Partnership Agreement.

Upon the sale and settlement of the remaining Partnership assets, the General Partner will declare a final liquidating distribution to AIM 85 unitholders. The final liquidating distribution will represent the unitholder's pro rata share of the aggregate proceeds from the remaining AIM 85 assets, including proceeds from prior asset dispositions that have not been previously distributed, less amounts required for payment of, or provision for, the Partnership's remaining expenses and distributions to the General Partner, as more fully set forth in the Partnership Agreement. Dissolution and termination of the Partnership is expected to occur in July, 2005, although there can be no assurance of the exact timing of the termination or the amount of the liquidating distribution to AIM 85 unitholders.


Item 9.01         Financial Statements and Exhibits.

                  (c)      Exhibits

                           99.1 Press release dated June 21, 2005 announcing the General Partner's approval of the liquidation and dissolution of AIM 85.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    AMERICAN INSURED MORTGAGE
                                                    INVESTORS - SERIES 85, L.P.

                                                    By: CRIIMI, Inc.
                                                        General Partner



Dated: June 23, 2005                               By:/s/Mark A. Libera
                                                       -------------------------
                                                       Mark A. Libera
                                                       Vice President
                                                       and General Counsel

                                  EXHIBIT INDEX

Exhibit
No.                                Description
--------------------------------------------------------------------------------

*    99.1   Press Release dated June 21, 2005

*    Filed herewith.